Y
                                   MAY 1, 1997

                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                      DATED

                                   MAY 1, 1997

                   (SUPPLEMENT OFFERING BCTC IV SERIES 29 AND

                   IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS
--------------------------------------------------------------------------------


     This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 1 supersedes all previous supplements to the Prospectus.

 Status of BCTC IV Series 28

     The Fund received orders for a total of 4,000,000 BACs ($39,999,000) with respect to Series 28, and issued the last of such Series 28 BACs on January 31, 1997. The aggregate fees paid as of January 31, 1997 to the General Partner and Affiliates with respect to Series 28 were $4,719,882. No additional BACs will be offered with respect to Series 28. The Fund has issued a total of 27,313,852 BACs, raised $273,114,000 and admitted 16,590 Investors with respect to Series 20 through 28. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus.)

 Offering of BCTC IV Series 29

     The Fund is offering, effective February 10, 1997, the tenth series of BACs ("Series 29") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. The offering of BACs in Series 29 will not exceed 12 months.

     THE PURCHASE OF BACS IN SERIES 29 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.

     The Fund anticipates acquiring, on behalf of Series 29, limited partnership interests in the twenty-three (23) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)

     The Fund will endeavor to invest in Operating Partnerships with a goal of generating tax credits for allocation to Investors, upon completion and occupancy of all Apartment Complexes, averaging approximately $1.10 to $1.30 per BAC annually in Series 29, which would be the equivalent of an approximate 11%-13% annual Tax Credit as a percentage of capital invested, for the ten year credit period applicable to each Apartment Complex in which Series 29 invests. (See "Investment Objectives and Acquisition Policies" in the Prospectus.) This assumes: (a) the applicability of current tax laws and regulations and current interpretations of such laws and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Federal Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund. These investment objectives do not represent yield or return on investment.

     Assuming: none of the Apartment Complexes invested in by a Series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of a Series and at such time if an Investor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 5.2%-7.1% for Investors with taxable income which is taxed at that time in the 15%-39.6% tax brackets, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the Apartment Complexes appreciate in value, such increased value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales, the equivalent tax-free internal rate of return will be greater.

     The selection of an 11%-13% annual Tax Credit as a percentage of capital invested, as an investment objective, has been made by the Fund after consulting with the Dealer-Manager regarding tax-free returns currently available to investors in other similar tax credit investments. Pursuant to the rules for the allocation of Federal Housing Tax Credits, the Fund's investment goal is for the following annual tax-free amounts (for each $10,000 investment in Series 29):
$300-$400 in 1997; $600-$800 in 1998; $1,100-$1,300 in 1999-2006; $800-$1,100 in
2007; and $200-$400 in 2008. This statement of Tax Credit investment goal does not represent a forecast of anticipated Tax Credits to be obtained nor does it represent a yield or return on investment. Rather it represents an investment goal of the Fund under the rules for allocation of Tax Credits for the credit period applicable to the Fund's anticipated Series 29 investments. As there is no assurance that the value of the Fund's assets will equal such amount or that such distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved. (See "Tax Credit Programs--The Federal Housing Tax Credit," commencing at page 64 of the Prospectus, for a discussion of the allocation of Federal Housing Tax Credits during the applicable credit period.)

     The Fund's investment in Operating Partnerships on behalf of Series 29 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

     THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 29.

     While the General Partner believes that the Fund, on behalf of Series 29, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. The anticipated acquisition of the Operating Partnership Interests described hereinafter represents approximately 76% of the total equity which the Fund currently expects to invest in Operating Partnerships on behalf of Series 29.

 Management's Discussion and Analysis of Financial Condition and Results of
   Operations

     Since Series 29 is currently in the offering phase it has no material assets nor any operating history. The twenty-three (23) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:

                Partnership                   General Partner(s)
-------------------------------------------- -------------------------------
  1.   Arbor Park L.P.                        J. H. Thames, Jr.
        (the "Arbor Park Partnership")
  2.   Barlee II L.P.                         ERC Properties, Inc.
        (the "Barlee II Partnership")
  3.   Barrington Cove Partnership            Gatehouse Group, Inc.
        (the "Barrington Cove Partnership")
  4.   Bent Tree Apartments L.P.              William S. Swan
        (the "Bent Tree Partnership")
  5.   Collins L.P.                           Intervest Corporation
        (the "Collins Partnership")
  6.   Crystal Lake L.P.                      Community Economic
        (the "Crystal Lake Partnership")       Redevelopment Corporation
  7.   Dogwood L.P.                           Humphrey-Stavrou & Associates
        (the "Dogwood Partnership")
  8.   Emerald Trace L.P.                     Joyce Middleton
        (the "Emerald Trace Partnership")
  9.   Forest Hill L.P.                       First Centrum Corporation
        (the "Forest Hill Partnership")
 10.   Glenbrook Apartments L.P.              William S. Swan
        (the "Glenbrook Partnership")
 11.   Lake Hickory L.P.                      Intervest Corporation
        (the "Lake Hickory Partnership")
 12.   Lincoln Hotel L.P.                     Barone, Galasso & Associates
        (the "Lincoln Hotel Partnership")
 13.   Lutkin Bayou L.P.                      Intervest Corporation
        (the "Lutkin Bayou Partnership")
 14.   Newton L.P.                            Intervest Corporation
        (the "Newton Partnership")
 15.   Northway Drive L.P.                    Elaina D. Glockzin
        (the "Northway Partnership")
 16.   Ozark L.P.                             Intervest Corporation
        (the "Ozark Partnership")
 17.   Palmetto Place L.P.                    M. Riemer Calhoun, Jr.
        (the "Palmetto Place Partnership")

               Partnership                  General Partner(s)
------------------------------------------ ------------------------
 18.   Pecan Hill Apartments L.P.           William S. Swan
        (the "Pecan Hill Partnership")
 19.   Poplarville Housing L.P.             Intervest Corporation
        (the "Poplarville Partnership")
 20.   Quail Run Apartments L.P.            William S. Swan
        (the "Quail Run Partnership")
 21.   Rhome Apartments L.P.                William S. Swan
        (the "Rhome Partnership")
 22.   Westfield Apartments L.P.            M. Riemer Calhoun, Jr.
        (the "Westfield Partnership")
 23.   Willow Point III L.P.                J. H. Thames, Jr.
        (the "Willow Point Partnership")


     Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. It is anticipated that all of the dwelling units in the Apartment Complexes identified herein will be eligible for Federal Housing Tax Credits. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1997 and 1998. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

     The Priority Return Base for Series 29 is $1.20 per BAC (12%). (See "Glossary" at page 163 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                                         Basic         Government
                           Location of     Number     Monthly(1)       Assistance
      Partnership Name      Property      of Units       Rents        Anticipated
     ------------------- --------------- ----------- ------------- ------------------
 1.   Arbor Park          Jackson,             160    $371 1BR         Tax Exempt
      Partnership         Mississippi                 $437 2BR            Bond
                                                      $494 3BR         Financing
                                                                         issued
                                                                      through the
                                                                        City of
                                                                        Jackson,
                                                                      Mississippi
                                                                          (4)
 2.   Barlee II           Van Buren,            20    $465 3BR      Federal Housing
      Partnership         Arkansas                    $485 4BR        Tax Credits
 3.   Barrington Cove     Barrington,           60    $489 1BR         Apartment
      Partnership         Rhode Island                $584 2BR          Capital
                                                                       Investment
                                                                       Program(a)
                                                                    HOME Investment
                                                                      Partnerships
                                                                       Program(b)
                                                                          (6)
 4.   Bent Tree           Jacksboro,            18    $228 1BR       FmHA Sec. 515
      Partnership         Texas                                        with 100%
                                                                         rental
                                                                      assistance
 5.   Collins             Collins,              36    $217 1BR       FmHA Sec. 515
      Partnership         Mississippi                                  with 100%
                                                                         rental
                                                                      assistance
 6.   Crystal Lake        Urbana,              108    $350-         Federal Housing
      Partnership         Illinos                     $465 2BR        Tax Credits
                                                      410-
                                                      $480 2BR
 7.   Dogwood             Appomattox,           48    $260 1BR       FmHA Sec. 515
      Partnership         Virginia                    $290 2BR         with 100%
                                                      $300 3BR           rental
                                                                      assistance



        Permanent      Mortgage    Annual                                  Annual
         Mortgage      Interest    Reserve                               Management
           Loan          Rate      Amount       Management Agent            Fee
     ---------------- ----------- ---------- ----------------------- ------------------
 1.   Compass Bank,       7%       $32,000    Park Development        5% of net rental
           N.A.                                                       income
        $5,700,000
           (4)
 2.       First           9%        $4,000    ERC Properties          6% of net rental
         National                             Inc.                    income
           Bank
       $618,000(5)
 3.    Rhode Island       8%       $12,000    Gatehouse               5% of net rental
       Housing and                            Management, Inc.        income
         Mortgage
         Finance
       Corporation
      $1,435,190(a)       0%
       Rhode Island
       Housing and
         Mortgage
         Finance
       Corporation
       $768,760(b)
           (6)
 4.      $618,390       1% (2)      $5,400    Swan Management         $22 per occupied
                                                                      unit per month
 5.      $981,456       1% (2)      $9,900    Intervest Management    $21 per occupied
                                                                      unit per month
 6.      Indiana          9%       $21,600    Bryson                  6% of net rental
       Federal Bank                           Management              income
        $2,157,000                            Company
           (7)
 7.     $1,524,476      1% (2)     $13,200    Humphrey Management     $18 per occupied
                                                                      unit per month

                                                           Basic         Government
                            Location of      Number     Monthly(1)       Assistance
       Partnership Name       Property      of Units       Rents        Anticipated
      ------------------- ---------------- ----------- ------------- ------------------
  8.   Emerald Trace       Ruston,             48       $244-               HOME
       Partnership         Louisiana                    $304 1BR         Investment
                                                        $285-           Partnerships
                                                        $358 2BR         Program(b)
                                                        $396 3BR            (8)
  9.   Forest Hill         Richmond,           85       $435-             Federal
       Partnership         Virginia                     $528 1BR        Housing Tax
                                                        $529-             Credits
                                                        $640 2BR
 10.   Glenbrook           Saint Joseph,       18       $219 1BR       FmHA Sec. 515
       Partnership         Texas                                         with 100%
                                                                           rental
                                                                        assistance
 11.   Lake Hickory        Lake                24       $228 2BR       FmHA Sec. 515
       Partnership         Hickory,                                      with 100%
                           Mississippi                                     rental
                                                                        assistance
 12.   Lincoln Hotel       San Diego,          41       $200 0BR        Disposition
       Partnership         California                                   Development
                                                                      Loan Program(b)
                                                                           (10)
 13.   Lutkin Bayou        Drew,               32       $234 1BR       FmHA Sec. 515
       Partnership         Mississippi                                   with 100%
                                                                           rental
                                                                        assistance



         Permanent      Mortgage    Annual                                  Annual
          Mortgage      Interest    Reserve                               Management
            Loan          Rate     Amount        Management Agent            Fee
      ---------------- ----------- ---------- ----------------------- ------------------
  8.      Premier         9.5%       $9,600    Middleton               6% of net rental
         Bank, N.A.                            Management,             income
        $744,800(a)                            Inc.
         Louisiana         4%
          Housing
          Finance
           Agency
        $420,000(b)
            (8)
  9.      Midland          9%       $14,875    Elder Homes             5% of net rental
         Affordable                            Corporation             income
          Housing
        Group Trust
         $2,755,000
           (9)
 10.      $547,650       1% (2)      $5,400    Swan Management         $22 per occupied
                                                                       unit per month
 11.      $838,642       1% (2)      $6,600    Intervest Management    $21 per occupied
                                                                       unit per month
 12.      Savings         9.5%       $5,000    Barone, Gelasso &       5% of net rental
        Associations                           Associates              income
          Mortgage
          Company
        $205,000(a)
         San Diego         3%
       Redevelopment
           Agency
        $558,000(b)
           (10)
 13.      $644,652       1% (2)      $8,800    Intervest Management    $21 per occupied
                                                                       unit per month

                                                          Basic        Government
                            Location of     Number     Monthly(1)      Assistance
       Partnership Name      Property      of Units       Rents       Anticipated
      ------------------- --------------- ----------- ------------- ----------------
 14.   Newton              Newton,            32       $219 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                      assistance
 15.   Northway            Nacogdoches,       70       $265-          Federal HOME
       Partnership         Texas                       $328 1BR          Funds
                                                       $313-           Program(b)
                                                       $389 2BR           (10)
                                                       $350-
                                                       $437 3BR
 16.   Ozark               Poplarville,       16       $224 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                       assistance
 17.   Palmetto            Benton,            40       $243-              HOME
       Place               Louisiana                   $300 2BR        Investment
       Partnership                                     $345 3BR       Partnerships
                                                                       Program(b)
                                                                          (11)
 18.   Pecan Hill          Bryson,            16       $212 1BR      FmHA Sec. 515
       Partnership         Texas                                       with 100%
                                                                         rental
                                                                      assistance
 19.   Poplarville         Poplarville,       16       $228 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                      assistance
 20.   Quail Run           Iowa Park,         16       $223 1BR      FmHA Sec. 515
       Partnership         Texas                                       with 100%
                                                                         rental
                                                                      assistance



         Permanent      Mortgage    Annual                                  Annual
          Mortgage      Interest    Reserve                               Management
            Loan          Rate     Amount        Management Agent            Fee
      ---------------- ----------- ---------- ----------------------- ------------------
 14.      $934,135       1% (2)      $8,800    Intervest Management    $21 per occupied
                                                                       unit per month
 15.       First           9%       $10,500    Summit Management       6% of net rental
          National                             Corporation             income
            Bank
       $1,262,000(a)
           Texas           3%
       Department of
        Housing and
         Community
          Affairs
        $391,000(b)
            (11)
 16.      $384,448       1% (2)      $4,400    Intervest Management    $21 per occupied
                                                                       unit per month
 17.      Premier          8%        $8,000    TF Management, Inc.     5% of net rental
         Bank, N.A.                                                    income
        $350,000(a)
         Louisiana         4%
          Housing
          Finance
           Agency
        $380,000(b)
           (12)
 18.      $395,120       1% (2)      $4,800    Swan Management         $22 per occupied
                                                                       unit per month
 19.      $410,574       1% (2)      $4,400    Intervest Management    $21 per occupied
                                                                       unit per month
 20.      $362,793       1% (2)      $4,800    Swan Management         $22 per occupied
                                                                       unit per month

                                                         Basic        Government
                           Location of     Number     Monthly(1)      Assistance
       Partnership Name      Property     of Units       Rents       Anticipated
      ------------------- -------------- ----------- ------------- ----------------
 21.   Rhome               Rhome,               18    $228 1BR      FmHA Sec. 515
       Partnership         Texas                                      with 100%
                                                                        rental
                                                                     assistance
 22.   Westfield           Welsh,               40    $256 2BR           HOME
       Partnership         Louisiana                  $340 3BR       Investment
                                                                    Partnerships
                                                                     Program(b)
                                                                        (13)
 23.   Willow Point        Jackson,            120    $371 1BR        Tax Exempt
       Partnership         Mississippi                $437 2BR           Bond
                                                      $494 3BR        Financing
                                                                        issued
                                                                     through the
                                                                       City of
                                                                       Jackson,
                                                                     Mississippi
                                                                        (14)



         Permanent      Mortgage    Annual                                 Annual
          Mortgage      Interest    Reserve                              Management
            Loan          Rate     Amount        Management Agent           Fee
      ---------------- ----------- ---------- ---------------------- ------------------
 21.      $531,300       1% (2)      $5,400    Swan Management        $22 per occupied
                                                                      unit per month
 22.      Premier          8%        $8,000    TF Management, Inc.    5% of net rental
         Bank, N.A.                                                   income
        $330,000(a)
         Louisiana         4%
          Housing
          Finance
           Agency
        $350,000(b)
           (13)
 23.   Compass Bank,       7%       $24,000    Park Development       5% of net rental
            N.A.                                                      income
         $4,300,000
           (14)

 (1) Exclusive of utilities, unless indicated otherwise.

 (2) FmHA 515 loan with a term of 50 years, a stated interest rate of between 7.5% and 9.5%; written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

 (3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

 (4) The terms of the Arbor Park Partnership's anticipated permanent first mortgage loan in the amount of $5,700,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (5) The terms of the Barlee II Partnership's anticipated permanent first mortgage loan in the amount of $618,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (6) (a) The terms of the Barrington Cove Partnership's anticipated permanent first mortgage loan in the amount of $1,435,190 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Barrington Cove Partnership's anticipated permanent second mortgage loan in the amount of $768,760 are expected to include a term of 30 years, an interest rate of 0% and payments in the amount of 50% of cash flow available after payment of the first permanent mortgage loan which will be applied toward principal repayment.

 (7) The terms of the Crystal Lake Partnership's anticipated permanent first mortgage loan in the amount of $2,157,000 are expected to include a term of 35 years, an interest rate of 9% and payments of principal and interest on the basis of a 35 year amortization schedule.

 (8) (a) The terms of the Emerald Trace Partnership's anticipated permanent first mortgage loan in the amount of $744,800 are expected to include a term of 40 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 40 year amortization schedule.

     (b) The terms of the Emerald Trace Partnership's anticipated permanent second mortgage loan in the amount of $420,000 are expected to include a term of 20 years, an interest rate of 4% and payments of principal and interest on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

(9) The terms of the Forest Hill Partnership's anticipated permanent first mortgage loan in the amount of $2,755,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

(10) (a) The terms of the Lincoln Hotel Partnership's anticipated permanent first mortgage loan in the amount of $205,000 are expected to include a term of 30 years, an interest rate of 9.5%, which will adjust every 10 years with a maximum adjustment of 4%, and payments of principal and interest on the basis of a 30 year amortization schedule to that amount which is the yield on the 30 year U.S. Treasury bond plus 3%.

     (b) The terms of the Lincoln Hotel Partnership's anticipated permanent second mortgage loan in the amount of $558,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(11) (a) The terms of the Northway Partnership's anticipated permanent first mortgage loan in the amount of $1,262,000 are expected to include a term of 15 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Northway Partnership's anticipated permanent second mortgage loan in the amount of $391,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(12) (a) The terms of the Palmetto Place Partnership's anticipated permanent first mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Palmetto Place Partnership's anticipated permanent second mortgage loan in the amount of $380,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(13) (a) The terms of the Westfield Partnership's anticipated permanent first mortgage loan in the amount of $330,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Westfield Partnership's anticipated permanent second mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(14) The terms of the Willow Point Partnership's anticipated permanent first mortgage loan in the amount of $4,300,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS


                                            Ownership
                                          Interest (%)
                                            Profits,
                                             Losses,       Operating
                            BCTC IV        Credit/Net       General            Operating
         Partnership        Capital           Cash          Partner             Deficit
             Name         Contribution    Flow/Backend    Contribution         Guarantee
      ------------------ --------------- --------------- ---------------     -------------
 1.    Arbor Park            $2,792,272     99/50/50              $100       Unlimited
       Partnership                                                           in time
                                                                             and amount
 2.    Barlee II               $684,993     99/50/50            $6,813       Unlimited
       Partnership                                                           in amount
                                                                             for 5 years
 3.    Barrington Cove       $4,014,130     99/50/50          $550,000       Unlimited
       Partnership                                                           in amount
                                                                             for 5 years
 4.    Bent Tree               $157,010     99/50/50           $11,432       Unlimited
       Partnership                                                           in amount
                                                                             for 15 years
 5.    Collins                 $282,025     99/50/50           $17,812       Unlimited
       Partnership                                                           in amount
                                                                             for 10 years
 6.    Crystal Lake          $1,501,820     100/20/20             $100       Unlimited
       Partnership                                                           in time
                                                                             and amount
 7.    Dogwood                 $409,116     99/50/50            $7,200       Unlimited
       Partnership                                                           in amount
                                                                             for 5 years
 8.    Emerald               $1,040,920     99/35/35              $100       Unlimited
       Trace                                                                 in time
       Partnership                                                           and amount
 9.    Forest Hill           $2,644,987     99/25/25              $100       Unlimited
       Partnership                                                           in amount
                                                                             for 5 years
10.    Glenbrook               $142,553     99/50/50           $10,812       Unlimited
       Partnership                                                           in amount
                                                                             for 15 years
11.    Lake Hickory            $185,079     99/50/50           $17,065       Unlimited
       Partnership                                                           in amount
                                                                             for 10 years
12.    Lincoln               $1,419,315     99/30/30              $100       Unlimited
       Hotel                                                                 in time
       Partnership                                                           and amount



                           Fund's
                        Approximate
                          Average       Development        Annual
                          Annual         Fee/Other      Partnership        Asset
         Operating      Anticipated    Distributions     Management      Management
       Partnership's      Federal      to Operating        Fee to      Fee to Boston
        Credit Base       Credit            GP          Operating GP      Capital
      ---------------- -------------- ---------------- --------------- ---------------
 1.       $11,549,865       $423,072       $1,000,000        $10,000         $10,000


 2.        $1,229,000       $105,384         $200,000         $2,000          $2,000


 3.        $7,242,876       $583,092         $519,970        $10,000         $10,000


 4.          $682,222        $24,922          $88,746           $500            $500


 5.        $1,286,694        $47,004         $207,439           $500            $500


 6.        $2,752,738       $240,792         $501,000         $5,000          $5,000


 7.        $1,806,314        $65,986          $82,840           $750            $750


 8.        $2,066,498       $173,487         $290,000         $4,800          $3,000


 9.        $4,989,178       $419,839         $831,530        $10,000          $7,000


10.          $619,404        $22,627          $83,474           $500            $500


11.          $844,390        $30,846         $143,612           $500            $500


12.        $1,416,922       $236,553         $130,000         $3,000          $3,000



                                         Ownership
                                       Interest (%)
                                         Profits,
                                       Losses,          Operating
                         BCTC IV        Credit/Net       General       Operating
        Partnership      Capital           Cash          Partner        Deficit
           Name       Contribution     Flow/Backend   Contribution     Guarantee
      --------------- --------------- --------------- --------------- ------------
13.    Lutkin Bayou         $174,583     99/50/50           $13,548    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
14.    Newton               $229,136     99/50/50           $18,569    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
15.    Northway           $2,900,205     99/50/50              $100    Unlimited
       Partnership                                                     in time
                                                                       and amount
16.    Ozark                 $93,888     99/50/50            $8,624    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
17.    Palmetto             $967,750     99/50/50              $100    Unlimited
       Place                                                           in time
       Partnership                                                     and amount
18.    Pecan Hill           $104,220     99/50/50            $9,212    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
19.    Poplarville           $78,628     99/50/50            $6,218    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
20.    Quail Run             $95,364     99/50/50            $8,743    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
21.    Rhome                $143,289     99/50/50           $11,364    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
22.    Westfield            $905,669     99/50/50              $100    Unlimited
       Partnership                                                     in time
                                                                       and amount
23.    Willow Point       $2,105,735     99/50/50              $100    Unlimited
       Partnership                                                     in time
                                                                       and amount



                          Fund's
                        Approximate
                       Average          Development        Annual
                          Annual         Fee/Other      Partnership        Asset
         Operating      Anticipated    Distributions     Management      Management
       Partnership's      Federal      to Operating        Fee to      Fee to Boston
        Credit Base       Credit            GP         Operating GP       Capital
      ---------------- -------------- ---------------- --------------- ---------------
13.          $796,504        $29,097        $132,596           $500           $500
14.        $1,045,393        $38,189        $204,612           $500           $500
15.        $5,524,000       $467,775        $554,000         $7,000         $7,000
16.          $428,347        $15,648         $58,412           $500           $500
17.        $1,863,372       $158,648        $160,000         $4,000         $4,000
18.          $452,846        $16,543         $58,909           $500           $500
19.          $358,726        $13,105         $42,135           $500           $500
20.          $414,363        $15,137         $53,901           $500           $500
21.          $622,602        $22,744         $80,988           $500           $500
22.        $1,743,837       $148,470        $150,000         $4,000         $4,000
23.        $8,710,094       $319,051        $675,000        $10,000        $10,000

THE ARBOR PARK PARTNERSHIP
(Arbor Park Apartments)

       Arbor Park Apartments is a 160-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Arbor Park Apartments will consist of 32 one-bedroom units, 80 two-bedroom units and 48 three-bedroom units contained in 10 buildings. The complex will offer a pool, recreation room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

       Construction of Arbor Park Apartments began in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                            Number
of Units       Completion         of Units         Rent-Up
----------   -----------------   -----------   -----------------
   40         January, 1998          8          February, 1998
   40         February, 1998         8          March, 1998
   40         March, 1998            8          April, 1998
   40         April, 1998           16          May, 1998
                                    16          June, 1998
                                    16          July, 1998
                                    16          August, 1998
                                    16          September, 1998
                                    16          October, 1998
                                    20          November, 1998
                                    20          December, 1998

THE BARLEE II PARTNERSHIP
(Vinsett Place Apartments)

       Vinsett Place Apartments is a 20-unit apartment complex for families which is to be constructed in Van Buren, Arkansas. Vinsett Place Apartments will consist of 18 three-bedroom units and 2 four-bedroom units contained in 20 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors, cable television hook-up and a patio or porch.

       Construction of Vinsett Place Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   10         May, 1998          5          June, 1998
   10         June, 1998         5          July, 1998
                                 5          August, 1998
                                 5          September, 1998

THE BARRINGTON COVE PARTNERSHIP
(Barrington Cove Apartments)

       Barrington Cove Apartments is an existing 60-unit apartment complex for senior citizens which is being rehabilitated in Barrington, Rhode Island. Barrington Cove Apartments will consist of 40 one-bedroom units and 20 two-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

       Rehabilitation of Barrington Cove Apartments began in July, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   36         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997
                                10          November, 1997
                                10          December, 1997
                                10          January, 1998

THE BENT TREE PARTNERSHIP
(Bent Tree Apartments)

       Bent Tree Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated in Jacksboro, Texas. Bent Tree Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Bent Tree Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE COLLINS PARTNERSHIP
(Collins Apartments)

       Collins Apartments is an existing 36-unit apartment complex for senior citizens which is to be rehabilitated in Collins, Mississippi. Collins Apartments will consist of 36 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Collins Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   36         July, 1997         9          August, 1997
                                 9          September, 1997
                                 9          October, 1997
                                 9          November, 1997

THE DOGWOOD PARTNERSHIP
(Dogwood Apartments)

       Dogwood Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on Route 5 in Appomattox, Virginia. Dogwood Apartments will consist of 8 one-bedroom units, 34 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a function room, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a balcony.

       Rehabilitation of Dogwood Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units         Rent-Up
----------   ---------------   -----------   -----------------
   24         July, 1997          12          August, 1997
   24         August, 1997        12          September, 1997
                                  12          October, 1997
                                  12          November, 1997

THE CRYSTAL LAKE PARTNERSHIP
(Crystal Lake Apartments)

       Crystal Lake Apartments is an existing 108-unit apartment complex for families which is to be rehabilitated on Broadway in Urbana, Illinois. Crystal Lake Apartments will consist of 18 one-bedroom units and 90 two-bedroom units contained in 6 buildings. The complex will offer a pool and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a patio or balcony.

       Rehabilitation of Crystal Lake Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                         Number
of Units      Completion       of Units         Rent-Up
----------   --------------   -----------   -----------------
   27         April, 1998        12          May, 1998
   27         May, 1998          12          June, 1998
   27         June, 1998         12          July, 1998
   27         July, 1998         12          August, 1998
                                 12          September, 1998
                                 12          October, 1998
                                 12          November, 1998
                                 12          December, 1998
                                 12          January, 1999

THE EMERALD TRACE PARTNERSHIP
(Emerald Trace Apartments)

       Emerald Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Ruston, Louisiana. Emerald Trace Apartments will consist of 8 one-bedroom units, 32 two-bedroom units and 8 three-bedroom units contained in 8 buildings. The complex will offer a meeting/reception area and central laundry facilities.

       Individual units will contain a refrigerator, range, bathroom exhaust fan, air conditioning and smoke detectors.

       Construction of Emerald Trace Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units        Rent-Up
----------   ------------------   -----------   ----------------
   24         September, 1997        12          October, 1997
   24         October, 1997          12          November, 1997
                                     12          December, 1997
                                     12          January, 1998

THE FOREST HILL PARTNERSHIP
(Forest Hill Apartments)

       Forest Hill Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on Forest Hill Avenue in Richmond, Virginia. Forest Hill Apartments will consist of 69 one-bedroom units and 16 two-bedroom units contained in 8 buildings. The complex will offer a function room, library and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

       Construction of Forest Hill Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   17         September, 1997        10          September, 1997
   17         October, 1997          10          October, 1997
   17         November, 1997         14          November, 1997
   17         December, 1997         14          December, 1997
   17         January, 1998          18          January, 1998
                                     19          February, 1998

THE GLENBROOK PARTNERSHIP
(Glenbrook Apartments)

       Glenbrook Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Sand Hill Avenue in Saint Joseph, Texas. Glenbrook Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Glenbrook Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE LAKE HICKORY PARTNERSHIP
(Lake Hickory Apartments)

       Lake Hickory Apartments is an existing 24-unit apartment complex for senior citizens which is to be rehabilitated in Lake Hickory, Mississippi. Lake Hickory Apartments will consist of 24 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Lake Hickory Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   24         July, 1997         6          August, 1997
                                 6          September, 1997
                                 6          October, 1997
                                 6          November, 1997

THE LINCOLN HOTEL PARTNERSHIP
(Lincoln Apartments)

       Lincoln Apartments is an existing 41-unit apartment complex which is to be rehabilitated on Fifth Avenue between Market and Island Streets in San Diego, California. Lincoln Apartments will consist of 41 efficiency units contained in 1 building. The complex will offer a library, conference room, lounge and central laundry facilities.

       Individual units will contain a refrigerator, range, microwave, smoke detectors and cable television hook-up.

       Rehabilitation of Lincoln Apartments began in December, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units         Rent-Up
----------   ---------------   -----------   -----------------
   41         August, 1997        10          September, 1997
                                  10          October, 1997
                                  10          November, 1997
                                  11          December, 1997

THE LUTKIN BAYOU PARTNERSHIP
(Lutkin Bayou Apartments)

       Lutkin Bayou Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Drew, Mississippi. Lutkin Bayou Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Lutkin Bayou Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   32         July, 1997         8          August, 1997
                                 8          September, 1997
                                 8          October, 1997
                                 8          November, 1997

THE NEWTON PARTNERSHIP
(Newton Apartments)

       Newton Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Newton, Mississippi. Newton Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Newton Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   32         July, 1997         8          August, 1997
                                 8          September, 1997
                                 8          October, 1997
                                 8          November, 1997

THE NORTHWAY PARTNERSHIP
(Northway Drive Apartments)

       Northway Drive Apartments is a 70-unit apartment complex for families which is to be constructed in Nacogdoches, Texas. Northway Drive Apartments will consist of 22 one-bedroom units, 30 two-bedroom units and 18 three-bedroom units contained in 19 buildings. The complex will offer a community room, pool, function room, play and picnic areas, basketball court, playground, individual storage units and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, air conditioning and smoke detectors.

       Construction of Northway Drive Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   17         July, 1997             10          August, 1997
   17         August, 1997           10          September, 1997
   18         September, 1997        10          October, 1997
   18         October, 1997          10          November, 1997
                                     10          December, 1997
                                     10          January, 1998
                                     10          February, 1998

THE OZARK PARTNERSHIP
(Ozark Apartments)

       Ozark Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Ozark Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Ozark Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         4          August, 1997
                                 4          September, 1997
                                 4          October, 1997
                                 4          November, 1997

THE PALMETTO PLACE PARTNERSHIP
(Palmetto Place Apartments)

       Palmetto Place Apartments is a 40-unit apartment complex for families which is to be constructed in Benton, Louisiana. Palmetto Place Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Palmetto Place Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   20         June, 1997        10          July, 1997
   20         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997

THE PECAN HILL PARTNERSHIP
(Pecan Hill Apartments)

       Pecan Hill Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Pecan Hill Drive in Bryson, Texas. Pecan Hill Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Pecan Hill Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         8          August, 1997
                                 8          September, 1997

THE POPLARVILLE PARTNERSHIP
(Poplarville Apartments)

       Poplarville Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Poplarville Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Poplarville Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         4          August, 1997
                                 4          September, 1997
                                 4          October, 1997
                                 4          November, 1997

THE QUAIL RUN PARTNERSHIP
(Quail Run Apartments)

       Quail Run Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Wildflower Street in Iowa Park, Texas. Quail Run Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, smoke detectors and a patio or porch.

       Rehabilitation of Quail Run Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         8          August, 1997
                                 8          September, 1997

THE RHOME PARTNERSHIP
(Rhome Apartments)

       Rhome Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Autumn Lane in Rhome, Texas. Rhome Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Rhome Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE WESTFIELD PARTNERSHIP
(Westfield Apartments)

       Westfield Apartments is a 40-unit apartment complex for families which is to be constructed in Welsh, Louisiana. Westfield Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Westfield Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   20         June, 1997        10          July, 1997
   20         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997



THE WILLOW POINT PARTNERSHIP
(Willow Point Apartments)

       Willow Point Apartments is a 120-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Willow Point Apartments will consist of 16 one-bedroom units, 72 two-bedroom units and 32 three-bedroom units contained in 6 buildings. The complex will offer a pool, recreation room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

       Construction of Willow Point Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   40         September, 1997        10          October, 1997
   40         October, 1997          10          November, 1997
   40         November, 1997         10          December, 1997
                                     10          January, 1998
                                     10          February, 1998
                                     10          March, 1998
                                     10          April, 1998
                                     10          May, 1998
                                     10          June, 1998
                                     10          July, 1998
                                     10          August, 1998
                                     10          September, 1998

                                * * * * * * * *